EXHIBIT 99.1

Photo Release -- BJ's Restaurants Introduces New "Enlightened" Entrees and Cocktails

HUNTINGTON BEACH, Calif., May 10, 2011 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today announced the companywide introduction of new "Enlightened Entrees," a flavorful selection of entrees each with under 575 calories and affordably priced between $6.95 and $10.95. To complement the new lower-calorie entrees, BJ's is also introducing a new selection of "Enlightened Cocktails" each with 130 calories or less.

Photos accompanying this release are available at

http://www.globenewswire.com/newsroom/prs/?pkgid=9669

http://www.globenewswire.com/newsroom/prs/?pkgid=9670

http://www.globenewswire.com/newsroom/prs/?pkgid=9671

"Our new line of Enlightened Entrees offers our guests the delightful flavors they expect from BJ's -- all for 575 calories or less," said Matt Hood, BJ's Chief Marketing Officer. "We are pleased to continue BJ's menu innovation by offering fresh, lower-calorie dishes at great everyday values for our guests. And, our guests can also enjoy reduced-calorie versions of popular bar drinks with our new "Enlightened Cocktails" that include the new Skinny Rita, Guilt-Free Cosmo and Mojito Lite beverages -- each with fewer than 130 calories per serving."

The complete line up of new "Enlightened Entrees" includes:

Chicken A La Fresca

Marinated grilled chicken breast served over rice pilaf with zucchini, mushrooms, peppers and tomatoes prepared ratatouille style, drizzled with a light Dijon tarragon jus and garnished with arugula tossed in balsamic vinaigrette.

Creole Tilapia

Oven roasted tilapia topped with a tomato olive tapenade and served with rice pilaf, baby greens tossed in balsamic vinaigrette and topped with shredded carrots, red onions, cucumbers and tomatoes.

Maui Glazed Pork Chop

One center cut pork chop, lightly seasoned and glazed in a sweet and tangy sauce, grilled and served with oven roasted red potatoes, steamed green beans and topped with grilled sweet red onions.

Mediterranean Vegetable Pasta

Rotini noodles tossed with roasted vegetables, sun-dried tomatoes, capers and Kalamata olives mixed with a light vegetable broth and topped with pine nuts, fresh basil, Parmesan cheese and parsley.

Half-Flatbread and Salad

A half-portion of one of BJ's flatbread pizzas served with mixed baby greens tossed in balsamic vinaigrette and topped with shredded carrots, red onions, cucumbers and tomatoes.

BJ's Restaurants feature an extensive menu with over 100 menu items which includes BJ's signature deep dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. BJ's highly detailed, contemporary decor and unique video statement, including several high definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to midnight Sunday through Thursday and 11:00 a.m. to 1:00 a.m. Friday and Saturday. Hours vary by location.

BJ's Restaurants, Inc. currently owns and operates 104 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (52), Texas (21), Arizona (6), Colorado (4), Oregon (2), Nevada (4), Florida (6), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K.

The photos are also available via AP PhotoExpress.

CONTACT: Matt Hood
         BJ's Restaurants, Inc.
         (714) 500-2400